EXHIBIT 99.1

Intelligent Systems Announces Second Quarter 2012 Results

NORCROSS, Ga., Aug. 14, 2012 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) (www.intelsys.com) announced today its financial results for the three and six month periods ended June 30, 2012.

For the three month period ended June 30, 2012, Intelligent Systems reported total revenue of $4,032,000, three percent lower than in the same quarter of 2011. The company reported a net loss of $265,000 ($0.03 per basic and diluted share) compared to net income of $637,000 ($0.07 per basic and diluted share) in the second quarter of 2011.

For the six month period ended June 30, 2012, total revenue was $8,126,000, six percent higher than revenue of $7,701,000 in the comparable period of 2011. Net loss in the six months ended June 30, 2012 was $521,000 ($0.06 per basic and diluted share) compared to net income of $283,000 ($0.03 basic and diluted share) in the comparable period in 2011.

The quarter and year-to-date results are not directly comparable to prior year results due to non-recurring income of $450,000 that is included as Other Income in the quarter and year-to-date periods ended June 30, 2011. As previously reported, the company's ChemFree subsidiary entered into a settlement agreement in May 2011 related to previously imposed court sanctions against a third party. The matter was resolved by payment to ChemFree of $450,000 for reimbursement of certain legal expenses.

J. Leland Strange, President and Chief Executive Officer, stated, "Our ChemFree subsidiary had another strong, profitable quarter, with revenue growth of five and nine percent in the second quarter and year-to-date periods, respectively, compared to the same periods in 2011. The results were fueled by stronger sales and lease revenue from ChemFree's SmartWasher® bio-remediating parts washers in the domestic U.S. market.

"Our CoreCard subsidiary reported an increase in revenue in both the quarter and year-to-date periods from professional services and maintenance activities, reflecting a growing base of customers. However, license revenue from new software contracts (which is classified as product revenue in our income statement) was lower in both the quarter and year-to-date periods of 2012 than in the same periods in 2011. We continue to invest substantial resources to develop our processing services business and enhance our financial transaction software solutions for prepaid, fleet and private label cards, which has had a major impact on our reported financial results."

As we have frequently cautioned, results may vary from quarter-to-quarter due in part to the timing of CoreCard software contract revenue recognition. Generally, we defer all revenue associated with contract milestone payments on new CoreCard customer implementations until the contract is completed, which may frequently be affected by factors outside of our control.

Conference Call - Intelligent Systems will hold an investor conference call today, August 14, 2012, at 11 AM Eastern Daylight Time. Interested investors are invited to attend the conference call by dialing 1-877-636-3514 and entering conference ID code 18388431. A transcript of the call will be posted on the Company's website at www.intelsys.com as soon as available after the call.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation has identified, created, operated and grown early stage technology companies.  The Company has operations and investments in the information technology and industrial products industries.  The Company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of licensed software for managing accounts receivables, prepaid cards, private label revolving credit, debit and credit cards, fleet cards, consumer loans as well as processing services and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies.  Further information is available on our website at www.intelsys.com or by calling us at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

Intelligent Systems Corporation CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited; in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue
Products	$ 3,357	$ 3,645	$ 6,775	$ 6,677
Services	675	512	1,351	1,024
Total net revenue	4,032	4,157	8,126	7,701
Cost of revenue
Products	1,759	1,737	3,446	3,285
Services	554	341	1,090	620
Total cost of revenue	2,313	2,078	4,536	3,905
Expenses
Marketing	593	565	1,179	1,085
General and administrative	751	595	1,622	1,513
Research and development	613	730	1,280	1,368
Income (loss) from operations	(238)	189	(491)	(170)
Other income (expense)
Interest income, net	--	6	5	17
Equity in income (loss) of affiliate company	(6)	11	(10)	20
Other income, net	14	458[a]	23	464[a]
Income (loss) before income taxes	(230)	664	(473)	331
Income taxes	35	27	48	48
Net income (loss)	$ (265)	$ 637	$ (521)	$ 283
Income (loss) per share: basic and diluted	$ (0.03)	$ 0.07	$ (0.06)	$ 0.03
Basic weighted average common shares outstanding	8,958,028	8,958,028	8,958,028	8,958,028
Diluted weighted average common shares outstanding	8,958,028	8,968,253	8,958,028	8,958,069

a. Includes $450,000 related to settlement of a legal matter in the company's favor.

Intelligent Systems Corporation CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	June 30, 2012	December 31, 2011
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$ 2,505	$ 3,152
Marketable securities	217	209
Accounts receivable, net	2,883	2,504
Note and interest receivable, current portion	245	249
Inventories, net	921	824
Other current assets	313	284
Total current assets	7,084	7,222
Investments	1,577	1,288
Note and interest receivable, net of current portion	--	240
Property and equipment, at cost less accumulated depreciation	1,124	1,222
Patents, net	110	133
Total assets	$ 9,895	$ 10,105
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 415	$ 463
Deferred revenue, current portion	1,101	907
Accrued payroll	501	460
Accrued expenses	856	669
Other current liabilities	277	369
Total current liabilities	3,150	2,868
Deferred revenue, net of current portion	40	50
Other long-term liabilities	152	140
Intelligent Systems Corporation stockholders' equity	5,037	5,531
Non-controlling interest	1,516	1,516
Total stockholders' equity	6,553	7,047
Total liabilities and stockholders' equity	$ 9,895	$ 10,105
CONTACT: For further information, call
         Bonnie Herron, 770-564-5504
         or email to bherron@intelsys.com